UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 1, 2013

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Working Capital Line of Credit.  On August 2, 2013, Calgon Carbon (Tianjin) Co., Ltd., a Chinese company (“CCT”) and Calgon Carbon (Suzhou) Co., Ltd., a Chinese company (“CCS”, together with CCT are collectively referred to herein as the “Borrowers”) entered into an Amended Facility Letter (the “Amended Facility Letter”) with The Bank of Tokyo-Mitsubishi UFJ (China), Ltd., acting through its Shanghai branch (“BTM”).  The Amended Facility Letter only renewed the availability period from July 19, 2013 to July 19, 2014 under the terms of that certain Facility Letter by and among CCT, CCS, Datong Carbon Corporation, a Chinese company and BTM dated July 19, 2011 (the “Facility Letter”).  The Facility Letter provides for a line of credit in the principal amount up to RMB10,000,000 to be used as working capital by either of the Borrowers.

The Company is jointly and severally liable as the guarantor of the Borrowers’ obligations under the Facility Letter.  The Borrowers may make voluntary prepayments of principal and interest after providing BTM with irrevocable prior written notice.

The summary of the material terms and conditions of the Facility Letter and the Amended Facility Letter in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such documents, the same being attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.  The original documents are written in the English language.

Indemnification Agreement. On August 1, 2013, Calgon Carbon Corporation (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with John J. Paro, a newly elected director of the Company (the “Director”). The Indemnification Agreement is based upon the same form of agreement that the Company entered into with each of its directors and other executive officers as reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2010.

Pursuant to the terms of the Indemnification Agreement, the Company shall indemnify the Director (an “Indemnitee”) as follows:

1.
Indemnity in Third-Party Proceedings.  If an Indemnitee is, or is threatened to be made, a party to or a participant in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature (each, a “Proceeding,” as such term is further defined in the Indemnification Agreement), other than a Proceeding by or in the right of the Company to procure a judgment in its favor, then such Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses (as defined below), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, under certain circumstances.

2.
 Indemnity in Proceedings by or in the Right of the Company.  If an Indemnitee is, or is threatened to be made, a party to or participate in any Proceeding by or in the right of the Company to procure a judgment in its favor, then such Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all reasonable attorneys' fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (the “Expenses,” as such term is further defined in the Indemnification Agreement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, under certain circumstances.

3.
Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  If an Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. To the extent permitted by applicable law, if an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, in defense of one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.

4.
 Indemnification for Expenses of a Witness.  If an Indemnitee, by reason of his or her status as a current or former director, trustee, general partner, managing member, joint venturer, officer, employee, agent or fiduciary of the Company, is to be a witness or to be interviewed in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

5.
Additional Indemnification.  In the event that applicable law permits indemnification in addition to the indemnification provided in the Indemnification Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding or any claim, issue or matter therein.  To the extent that a change in Delaware law permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation and By-laws and the Indemnification Agreement then, the Indemnitee will receive the greater benefits so afforded by such change, subject to certain restrictions.  If the Indemnitee is entitled under any provision of the Indemnification Agreement to indemnification by the Company for some or a portion of Expenses, but not for the total amount, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

The summary of the Indemnification Agreement in this Current Report on Form 8-K is qualified in its entirety to the full text of the Indemnification Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 3, 2010 and incorporated herein by reference.

The information provided under Item 5.02 of this Current Report on Form 8-K with regard to the Employment Agreement is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors.  On August 1, 2013, the Board of Directors (the “Board”) of the Company elected John J. Paro as a Director of the Company.  Mr. Paro was appointed to serve as a member of the Audit Committee of the Board.  Mr. Paro will receive the compensation generally paid to directors of the Company as set forth in the Company’s most recent Proxy Statement on a pro rata basis for service for three-quarters of the Board compensation year which begins on or about May 1 of each year.  Accordingly, Mr. Paro will receive cash compensation of $45,000 for service on the Board, $5,625 for service on the Audit Committee for the remainder of the Board compensation year and an award of 2,690 shares of restricted stock determined by dividing 75% of $65,000 by the average of the high and low prices for the Company’s common stock on August 1, 2013, the date of the award.

Mr. Paro, age 57, is the Chairman, President and Chief Executive Officer of The HallStar Company, a privately held, specialty chemical company.

There are no arrangements or understandings between Mr. Paro and any other person(s) pursuant to which Mr. Paro was selected as a Director, which would be required to be disclosed pursuant to Item 401(b) of Regulation S-K (17 CFR 229.401(b)).  There is no “family relationship” as that term is defined in Item 401(d) of Regulation S-K (17 CFR 229.401(d)) between Mr. Paro and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.   In addition, neither Mr. Paro nor any of his immediate family members has entered into any related party transactions with the Company since the beginning of the Company’s last fiscal year of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

A copy of the Company’s Press Release with respect to the election of Mr. Paro is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement. On August 1, 2013, the Company entered into an employment agreement (the “Employment Agreement”) with James A. Coccagno, Vice President Global Procurement and Strategic Initiatives of the Company (the “Executive”). The Employment Agreement is effective August 1, 2013 and is based upon the same form of agreement and amendment that the Company entered into with each of its other executive officers as reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2010 and May 15, 2012, respectively.

1.
Term and Compensation. Pursuant to the terms of the Employment Agreement, the Executive is entitled to receive at least the base salary set forth in such Executive's Agreement (a copy of the Employment Agreement is filed with this Current Report) and the Executive is entitled to participate in all welfare, cash incentive, equity incentive, savings and retirement and other employee benefit plans, practices, policies, and programs applicable generally to other peer executives of the Company. The Employment Agreement is effective August 1, 2013 and has a stated term through December 31, 2015 and may be terminated either with or without cause by the Company or terminated by the Executive under certain specified circumstances (with or without Good Reason, which is defined in the Employment Agreement).

2.
Severance. If an Executive's employment is terminated without Cause (as defined in the Employment Agreement) or if an Executive resigns with Good Reason, the Company is required to provide the Executive any amounts of compensation earned through the termination date and eighteen (18) months of severance of the Executive's then base salary and a lump sum payment (paid six months after termination) of one and a half (1.5) times the current "target" amount of any cash bonus or short term cash incentive plan in effect for the Executive for the calendar year in which the termination of employment occurs (the current "target" amount of any cash bonus or short term cash incentive plan in effect for the Executive for the calendar year in which the termination of employment occurs being the "Bonus Amount"). Any of the Executive's applicable health and welfare benefits, including health and dental and life insurance benefits (but not including additional stock or option grants) that the Executive was receiving prior to termination would continue and be maintained by the Company at the Company's expense on a monthly basis for a period equal to the Severance Period (as defined in the Employment Agreement) or until such time as the Executive is employed by another employer and is provided health and welfare benefits at least equal in the aggregate to the health and welfare benefits provided at the time of termination by the Company.

3.
Change of Control Severance. In the event of a Covered Change of Control Termination (as defined in the Employment Agreement), then instead of any other severance benefits payable to the Executive, the Executive would receive: (i) in a lump sum equal to the sum of: (A) two (2) years of the Executive's then current base salary, (B) two (2) times the Bonus Amount, and (C) the aggregate amount of contributions that would be credited to the Executive under the Company's 401(k) plan for the two (2) years following the effective date of termination in connection with (a) the Company's fixed contribution to the plan (currently 3%), (b) the Company's performance-based contribution to the plan (currently between 0% and 4%), assuming that the applicable rate of performance-based contributions during such period were to equal the average rate of performance-based contributions under the plan for the three years immediately prior to the effective date of termination and (c) the Company's matching contributions of employee contributions to the plan at the then current rate of matching contributions, assuming that the Executive were to continue to participate in the plan and to make the maximum permissible contribution thereunder for the two (2) year period; (ii) his normal health and welfare benefits (but not including additional stock or option grants) on a monthly basis during the two (2) year period following the occurrence of a Change of Control (as defined in the Agreement), including health and dental and life insurance benefits Executive was receiving prior to the Change of Control (subject to any limits imposed under Section 409A of the Internal Revenue Code) and; (iii) all stock options and stock appreciation rights previously granted to the Executive by the Company, and shall be fully vested in all restricted stock, stock units and similar stock-based or incentive awards (assuming "maximum" satisfaction of any applicable performance conditions) previously granted to the Executive by the Company, regardless of any deferred vesting or deferred exercise provisions of such arrangements; provided, however, that the payment of restricted units shall not be accelerated except as provided in the award agreement under which they were granted. The Change of Control Severance Payments are payable on the first day following the six (6) month anniversary of the date of the Covered Change of Control Termination (as defined in the Agreement). Severance Payments (as defined in the Agreement) under the Agreement are not required to be "grossed up" for the effect of any excise taxes that might be due under Section 280G, 4999 or 409A of the Internal Revenue Code.

The Employment Agreement requires the Executive to comply with confidentiality, non- compete and non-solicitation covenants.

The summary of the Employment Agreement in this Current Report on Form 8-K is qualified in its entirety to the full text of the Employment Agreement, the same being attached hereto as Exhibit 10.3 and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

 (d)Exhibits.  The following exhibits are being filed pursuant to Item 601 of Regulation S-K to this Form 8-K:

Exhibit No.	Description
10.1	Facility Letter by and among The Bank of Tokyo-Mitsubishi UJF (China), Ltd., Calgon Carbon (Tianjin) Co., Ltd, Datong Carbon Corporation and Calgon Carbon (Suzhou) Co., Ltd. dated July 19, 2011
10.2	Amended Facility Letter by and among The Bank of Tokyo-Mitsubishi UJF (China), Ltd., Calgon Carbon (Tianjin) Co., Ltd. and Calgon Carbon (Suzhou) Co., Ltd.
10.3	Employment Agreement by and between Calgon Carbon Corporation and James A. Coccagno dated August 1, 2013
99.1	Press Release dated August 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: August 5, 2013	/s/ Richard D. Rose

(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary